Exhibit 99.1

MabVax Therapeutics Holdings Obtains Release of $3.5 Million in Escrowed Funds

SAN DIEGO, CA, July 1, 2015 - MabVax Therapeutics Holdings, Inc. (OTCQB: MBVX) (“MabVax” or the “Company”), a clinical stage immuno-oncology drug development company, announced today that it, collectively with OPKO Health, Inc. (NYSE: OPK), approved the release of $3.5 million in funds held in escrow from the $11.7 million financing the Company completed on April 10, 2015.

In consideration for the release of $3.5 million to MabVax, the Company agreed to give OPKO the right, but not the obligation, until June 30, 2016, to nominate and appoint up to two additional members to the Company’s board of directors; or the Company may nominate and OPKO shall approve in writing the person(s) so nominated by the agreement.  Nominees will be subject to satisfaction of standard corporate governance practices and any applicable national securities exchange requirements.

About MabVax:

MabVax Therapeutics Holdings, Inc. is a clinical stage oncology drug development company focused on the development of human antibody-based products and vaccines to address unmet medical needs in the treatment of cancer.  MabVax has discovered a pipeline of human monoclonal antibody products based on the protective immune responses generated by patients who have been immunized against certain solid tumor cancers with the Company's proprietary vaccines.  MabVax is preparing to file this year two investigational new drug applications, or INDs, for Phase 1 clinical trials of the Company’s fully human antibody HuMab 5B1.  One IND will be for a new generation HuMab 5B1-based PET imaging product for the diagnosis of pancreatic cancer.  The second IND is for the HuMab 5B1 antibody as a treatment for metastatic pancreatic and colon cancer.  First-in-human dosing for both products will occur at the end of 2015 or early 2016.  MabVax has the exclusive license to a portfolio therapeutic vaccines from Memorial Sloan Kettering Cancer Center.  MabVax has two cancer vaccines targeting recurrent sarcoma and ovarian cancer in proof of concept Phase II multi-center clinical trials, and a vaccine targeting neuroblastoma that will be ready for Phase II clinical trial in 2016. Additional information about the Company is available at www.mabvax.com.

Forward Looking Statements:

This press release that discloses the release of $3.5 million in funds from escrow contains "forward-looking statements" regarding matters that are not historical facts, including statements relating to the Company's board of directors and national exchange requirements.  We have no assurance that board candidates proposed by OPKO will satisfy all the criteria for becoming a board member of the Company, the Company or the national securities exchange, if applicable.   Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.  Words such as "anticipates," "plans," "expects," "intends," "will," "potential," "hope" and similar expressions are intended to identify forward-looking statements.  These forward-looking statements are based upon current expectations of the Company and involve assumptions that may never materialize or may prove to be incorrect.  Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties.  Detailed information regarding factors that may cause actual results to differ materially from the results expressed or implied by statements in this press release relating to the Company may be found in the Company's periodic filings with the Securities and Exchange Commission, including the factors described in the section entitled "Risk Factors" in its annual report on Form 10-K for the fiscal year ended December 31, 2014, as amended and supplemented from time to time and  the Company's Quarterly Reports on Form 10-Q and other filings submitted by the Company to the SEC, copies of which may be obtained from the SEC's website at www.sec.gov.  The parties do not undertake any obligation to update forward-looking statements contained in this press release.

Investor Contact:

Robert B. Prag, President
The Del Mar Consulting Group, Inc.
858-794-9500
bprag@delmarconsulting.com

or

Scott Wilfong, President
Alex Partners, LLC
425-242-0891
scott@alexpartnersllc.com